As filed with the U.S. Securities and Exchange Commission on March 19, 2021 under the Securities Act of 1933, as amended.

No. 333-253086

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TB SA Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1579634
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

PO Box 1093, Boundary Hall,

Cricket Square, Grand Cayman,

KY1-1102, Cayman Islands

(345) 814-5771

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Rolfe

Chief Executive Officer and Director

Park Avenue Tower

65 East 55th Street, 19th Floor

New York, New York 10022

212-699-2230

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Christian O. Nagler Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Cedric Van den Borren Kirkland & Ellis International LLP 30 St Mary Axe London EC3A 8AF United Kingdom +44 20 7469 2380	Raphael M. Russo Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 (212) 373-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant(2) to acquire one Class A ordinary share	28,750,000 units	$10.00	$287,500,000	$31,366.25
Class A ordinary shares included as part of the units(3)	28,750,000 shares	—	—	—(4)
Redeemable warrants to acquire one Class A ordinary share included as part of the units(3)	9,583,333 warrants	—	—	—(4)
Total			$287,500,000	$31,366.25(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(2)

Includes 3,750,000 units, consisting of 3,750,000 Class A ordinary shares and 1,250,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

TB SA Acquisition Corp is filing this Amendment No. 3 to its registration statement on Form S-1 (File No. 333-253086) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) The Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement**.

3.1	Memorandum and Articles of Association.**

3.2	Form of Amended and Restated Memorandum and Articles of Association.**

4.1	Specimen Unit Certificate.**

4.2	Specimen Class A Ordinary Share Certificate.**

4.3	Specimen Warrant Certificate.**

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

5.1	Opinion of Kirkland & Ellis International LLP.*

5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant.*

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.**

10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.**

10.4	Form of Indemnity Agreement.**

10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.**

10.6	Promissory Note, dated as of February 1, 2021, between the Registrant and the Sponsor.**

10.7	Securities Subscription Agreement, dated as of February 1, 2021, between the Registrant and the Sponsor.**

10.8	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.**

10.9	Form of Business Combination Marketing Agreement.**

23.1	Consent of Marcum LLP.**

23.2	Consent of Kirkland & Ellis International LLP (included on Exhibit 5.1).*

23.3	Consent of Maples and Calder (Cayman) LLP (included on Exhibit 5.2).*

24	Power of Attorney (included on signature page to the initial filing of this Registration Statement)**

Exhibit No.	Description

99.1	Consent of Gareth Penny.**

99.2	Consent of Thando Mhlambiso.**

99.3	Consent of Ziyanda Ntshona.**

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on the 19th day of March, 2021.

TB SA ACQUISITION CORP

By:	/s/ Andrew Rolfe
	Name:	Andrew Rolfe
	Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Andrew Rolfe Andrew Rolfe	Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2021

/s/ James Crawley James Crawley	Chief Financial Officer (Principal Financial and Accounting Officer)	March 19, 2021